                                                                    EXHIBIT 10.2

================================================================================

                               PURCHASE AGREEMENT

                           dated as of [____________]

                                     between

                                 VW CREDIT, INC.

                                       and


                VOLKSWAGEN AUTO LEASE UNDERWRITTEN FUNDING, LLC


================================================================================

                                                              Purchase Agreement

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS AND USAGE .........................................     1
   SECTION 1.1  Definitions .............................................     1
   SECTION 1.2  Other Interpretive Provisions ...........................     1

ARTICLE II PURCHASE .....................................................     2
   SECTION 2.1  Agreement to Sell and Contribute on the Closing Date ....     2
   SECTION 2.2  Consideration and Payment ...............................     2

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS ...................     2
   SECTION 3.1  Representations and Warranties of VCI ...................     2
   SECTION 3.2  Representations and Warranties of VCI as to each
                Receivable ..............................................     3
   SECTION 3.3  Repurchase upon Breach ..................................     3
   SECTION 3.4  Protection of Title .....................................     4
   SECTION 3.5  Other Liens or Interests ................................     5
   SECTION 3.6  Perfection Representations, Warranties and Covenants ....     5

ARTICLE IV MISCELLANEOUS ................................................     5
   SECTION 4.1  Transfers Intended as Sale; Security Interest ...........     5
   SECTION 4.2  Notices, Etc ............................................     6
   SECTION 4.3  Choice of Law ...........................................     7
   SECTION 4.4  Headings ................................................     7
   SECTION 4.5  Counterparts ............................................     7
   SECTION 4.6  Amendment ...............................................     7
   SECTION 4.7  Waivers .................................................     8
   SECTION 4.8  Entire Agreement ........................................     8
   SECTION 4.9  Severability of Provisions ..............................     8
   SECTION 4.10 Binding Effect ..........................................     8
   SECTION 4.11 Acknowledgment and Agreement ............................     8
   SECTION 4.12 Cumulative Remedies .....................................     9
   SECTION 4.13 Nonpetition Covenant ....................................     9
   SECTION 4.14 Submission to Jurisdiction ..............................     9

                                    EXHIBITS

Exhibit A     Form of Assignment Pursuant to Purchase Agreement
Schedule I    Representations and Warranties With Respect to the Receivables
Schedule II   Perfection Representations, Warranties and Covenants

     THIS PURCHASE AGREEMENT is made and entered into as of [____________] (as amended from time to time, this "Agreement") by VW CREDIT, INC., a Delaware corporation ("VCI"), and VOLKSWAGEN AUTO LEASE UNDERWRITTEN FUNDING, LLC, a Delaware limited liability company (the "Purchaser").


                                   WITNESSETH:

     WHEREAS, the Purchaser desires to purchase from VCI a portfolio of motor vehicle receivables, including retail motor vehicle installment sales contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks; and

     WHEREAS, VCI is willing to sell such portfolio of motor vehicle receivables and related property to the Purchaser on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND USAGE

     SECTION 1.1 Definitions. Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale and Servicing Agreement dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the "Sale and Servicing Agreement") among Volkswagen Auto Loan Enhanced Trust 20[__]-[__], VCI, as servicer, the Purchaser, as seller, and [_________], as indenture trustee, which also contains rules as to usage that are applicable herein.

     SECTION 1.2 Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term "including" means "including without limitation"; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person's successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                   ARTICLE II

                                    PURCHASE

     SECTION 2.1 Agreement to Sell and Contribute on the Closing Date. On the terms and subject to the conditions set forth in this Agreement, VCI agrees to transfer, assign, set over, sell and otherwise convey to the Purchaser without recourse (subject to the obligations herein) on the Closing Date all of its right, title and interest in, to and under the Receivables, the Collections after the Cut-Off Date and the Related Security relating thereto, described in an Assignment in the form of Exhibit A delivered on the Closing Date (the "Purchased Assets") having a Net Pool Balance as of the Cut-Off Date equal to $[____________], which sale shall be effective as of the Cut-Off Date. The sale, transfer, assignment and conveyance made hereunder does not constitute and is not intended to result in an assumption by the Purchaser of any obligation of the applicable Originator to the Obligors, the Dealers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

     SECTION 2.2 Consideration and Payment. In consideration of the transfer of the Purchased Assets conveyed to the Purchaser on the Closing Date, the Purchaser shall pay in cash to VCI on such date an amount equal to $[__________], and VCI elects to contribute to the Purchaser such Purchased Assets as had an Outstanding Principal Balance equal to $[__________].

                                  ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 3.1 Representations and Warranties of VCI. VCI makes the following representations and warranties as of the Closing Date on which the Purchaser will be deemed to have relied in acquiring the Purchased Assets. The representations and warranties will survive the conveyance of the Purchased Assets to the Purchaser, the conveyance of the Purchased Assets to the Issuer pursuant to the Sale and Servicing Agreement and the Grant thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

     (a) Existence and Power. VCI is a corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, all power and authority required to carry on its business as now conducted. VCI has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of VCI to perform its obligations under the Transaction Documents or the enforceability or collectibility of the Receivables or any other part of the Purchased Assets.

     (b) Authorization and No Contravention. The execution, delivery and performance by VCI of each Transaction Document to which it is a party (i) have been duly authorized by all necessary action on the part of VCI and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations of which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or VCI's ability to perform its obligations under, the Transaction Documents).

     (c) No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by VCI of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectibility of the Receivables or any other part of the Purchased Assets or would not materially and adversely affect the ability of VCI to perform its obligations under the Transaction Documents.

     (d) Binding Effect. Each Transaction Document to which VCI is a party constitutes the legal, valid and binding obligation of VCI enforceable against VCI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors' rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

     (e) No Proceedings. There are no actions, suits or proceedings pending or, to the knowledge of VCI, threatened against VCI before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seeking any determination or ruling that would materially and adversely affect the performance by VCI of its obligations under this Agreement or any of the other Transaction Documents, or (iv) relate to VCI that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

     (f) Lien Filings. VCI is not aware of any material judgment, ERISA or tax lien filings against VCI.

     SECTION 3.2 Representations and Warranties of VCI as to each Receivable. VCI hereby makes the representations and warranties set forth on Schedule I as to the Receivables, sold, transferred, assigned, set over, sold and otherwise conveyed to the Purchaser on which such representations and warranties the Purchaser relies in acquiring the Receivables. Such representations and warranties shall survive the sale of the Receivables to the Issuer under the Sale and Servicing Agreement, and the Grant of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, VCI shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor or to notify any Dealer about any aspect of the transaction contemplated by the Transaction Documents.

     SECTION 3.3 Repurchase upon Breach. Upon discovery by or notice to the Purchaser or VCI of a breach of any of the representations and warranties set forth in Section 3.2 at the time such representations and warranties were made which materially and adversely affects the interests of the Issuer or the Noteholders, the party discovering such breach or receiving such notice shall give prompt written notice thereof to the other party; provided that delivery of the Servicer's Certificate shall be deemed to constitute prompt notice by the Servicer and the Issuer of such breach; provided, further, that the failure to give such notice shall not affect any obligation of VCI hereunder. If VCI does not correct or cure such breach prior to the end of the Collection Period which includes the 60th day (or, if VCI elects, an earlier date) after the date that VCI became aware or was notified of such breach, then VCI shall purchase any Receivable materially and adversely affected by such breach from the Purchaser on the Payment Date following the end of such Collection Period. Any such breach or failure will not be deemed to have a material and adverse effect if such breach or failure does not affect the ability of the Purchaser (or its assignee) to receive and retain timely payment in full on such Receivable. Any such purchase by VCI shall be at a price equal to the Repurchase Price. In consideration for such repurchase, VCI shall make (or shall cause to be made) a payment to the Purchaser equal to the Repurchase Price by depositing such amount into the Collection Account prior to 11:00 am, New York City time on such Payment Date. Upon payment of such Repurchase Price by VCI, the Purchaser shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by VCI to evidence such release, transfer or assignment or more effectively vest in VCI or its designee any Receivable repurchased pursuant hereto. It is understood and agreed that the obligation of VCI to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to the Purchaser.

     SECTION 3.4 Protection of Title.

     (a) VCI shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Purchaser under this Agreement in the Receivables. VCI shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

     (b) VCI shall not change its name, identity, corporate structure or jurisdiction of organization in any manner that would make any financing statement or continuation statement filed by VCI in accordance with paragraph
(a) above "seriously misleading" within the meaning of Sections 9-506, 9-507 or 9-508 of the UCC, unless it shall have given the Purchaser at least five days' prior written notice thereof and, to the extent necessary, shall have promptly filed amendments to previously filed financing statements or continuation statements described in paragraph (a) above.

     (c) VCI shall give the Purchaser at least ten days' prior written notice of any change of location of VCI for purposes of Section 9-307 of the UCC and shall have taken all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not possible to take such action in advance) reasonably necessary or advisable in the opinion of the Purchaser to amend all previously filed financing statements or continuation statements described in paragraph (a) above.

     (d) VCI shall maintain (or shall cause its Sub-Servicer to maintain) accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payment owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

     (e) VCI shall maintain (or shall cause its Sub-Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser (or any subsequent assignee of the Purchaser) in such Receivable and that such Receivable is owned by such Person. Indication of such Person's interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

     (f) If at any time VCI shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, VCI shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser (or any subsequent assignee of the Purchaser).

     SECTION 3.5 Other Liens or Interests. Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, VCI shall not sell, pledge, assign or transfer the Receivables or other property transferred to the Purchaser to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and VCI shall defend the right, title and interest of the Purchaser in, to and under such Receivables or other property transferred to the Purchaser against all claims of third parties claiming through or under VCI.

     SECTION 3.6 Perfection Representations, Warranties and Covenants. VCI hereby makes the perfection representations, warranties and covenants attached set forth on Schedule II hereto to the Purchaser and the Purchaser shall be deemed to have relied on such representations, warranties and covenants in acquiring the Purchased Assets.

                                   ARTICLE IV

                                  MISCELLANEOUS

     SECTION 4.1 Transfers Intended as Sale; Security Interest.

     (a) Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales and transfers rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and related Purchased Assets shall not be part of VCI's estate in the event of a bankruptcy or insolvency of VCI. The sales and transfers by VCI of the Receivables and related Purchased Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, VCI, except as otherwise specifically provided herein. The limited rights of recourse specified herein against VCI are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectibility of the Receivables.

     (b) Notwithstanding the foregoing, in the event that the Receivables and other Purchased Assets are held to be property of VCI, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Purchased Assets, then it is intended that:

          (i) This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction;

          (ii) The conveyance provided for in Section 2.1 shall be deemed to be a grant by VCI of, and VCI hereby grants to the Purchaser, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Purchased Assets, to secure such indebtedness and the performance of the obligations of VCI hereunder;

          (iii) The possession by the Purchaser or its agent of the Receivable Files and any other property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by the purchaser or a person designated by such purchaser, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and

          (iv) Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law.

     SECTION 4.2 Notices, Etc. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile and addressed in each case as specified on Schedule II to the Sale and Servicing Agreement, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

     SECTION 4.3 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES

THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 4.4 Headings. The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     SECTION 4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 4.6 Amendment.

     (a) Any term or provision of this Agreement may be amended by VCI and the Purchaser without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person; provided that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee materially and adversely affect the interests of the Noteholders.

     (b) Any term or provision of this Agreement may be amended by VCI and the Purchaser without the consent of the Indenture Trustee, any Noteholder, the Issuer, the Owner Trustee or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable VCI, the Purchaser or any of their Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied.

     (c) This Agreement may also be amended from time to time by VCI and the Purchaser, with the consent of the Holders of Notes evidencing not less than a majority of the aggregate principal amount of the Outstanding Notes, voting as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary for the consent of Noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

     (d) Prior to the execution of any such amendment, VCI shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment or consent, VCI shall furnish a copy of such amendment or consent to each Rating Agency and the Indenture Trustee.

     (e) Prior to the execution of any amendment to this Agreement, the Purchaser, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement.

     SECTION 4.7 Waivers. No failure or delay on the part of the Purchaser, the Servicer, VCI, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Purchaser or VCI in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 4.8 Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

     SECTION 4.9 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     SECTION 4.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

     SECTION 4.11 Acknowledgment and Agreement. By execution below, VCI expressly acknowledges and consents to the sale of the Purchased Assets and the assignment of all rights and obligations of VCI related thereto by the Purchaser to the Issuer pursuant to the Sale and Servicing Agreement and the Grant of a security interest in the Receivables and the other Purchased Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders. In addition, VCI hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of the Purchaser under this Agreement.

     SECTION 4.12 Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 4.13 Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party hereto shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

     SECTION 4.14 Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2; and

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        VW CREDIT, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



                                        VOLKSWAGEN AUTO LEASE UNDERWRITTEN
                                        FUNDING, LLC



                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
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                                        Title:
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                                       S-1

                                    EXHIBIT A

                                     FORM OF
                    ASSIGNMENT PURSUANT TO PURCHASE AGREEMENT


     For value received, in accordance with the Purchase Agreement dated as of [_________________] (the "Agreement"), between VW Credit, Inc., a Delaware corporation ("VCI"), and Volkswagen Auto Lease Underwritten Funding, LLC, a Delaware limited liability company (the "Purchaser"), on the terms and subject to the conditions set forth in the Agreement, VCI does hereby transfer, assign, set over, sell and otherwise convey to the Purchaser on the Closing Date, all of its right, title and interest in, to and under the Receivables set forth on the schedule of Receivables delivered by VCI to the Purchaser on the date hereof (such schedule, the "Schedule of Receivables"), and the Collections after the Cut-Off Date and the Related Security relating thereto, which sale shall be effective as of the Cut-Off Date.


     The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

     This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

                  [Remainder of page intentionally left blank]

     IN WITNESS HEREOF, the undersigned has caused this assignment to be duly executed as of [_______________].

                                        VW CREDIT, INC.


                                        By:
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                                        Name:
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                                        Title:
                                               ---------------------------------


                                        By:
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                                        Name:
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                                        Title:
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                                      A-2

                                                                      SCHEDULE I

         REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE RECEIVABLES

(a)  Characteristics of Receivables. Each Receivable:

     (i)  has been fully and properly executed by the Obligor thereto;

     (ii) has either (A) been originated by a Dealer in the ordinary course of such Dealer's business to finance the retail sale by a Dealer of the related Financed Vehicle and has been purchased by the applicable Originator in the ordinary course of its respective business or (B) has been originated or acquired directly by the applicable Originator in accordance with its customary practices;

     (iii) as of the Closing Date is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the applicable Originator, as secured party, or all necessary actions have been commenced that would result in a first priority security interest in the Financed Vehicle in favor of the applicable Originator, as secured party, which security interest, in either case, is assignable and has been so assigned (x) by VW Bank to VCI, if such Receivable was originated by VW Bank, (y) by VCI to the Purchaser and (z) by the Purchaser to the Issuer;

     (iv) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security;

     (v) provides, at origination, for level monthly payments which fully amortize the initial Outstanding Principal Balance over the original term; provided that the amount of the first or last payment may be different but in no event more than three times the level monthly payment;

     (vi) provides for interest at the Contract Rate specified in the Schedule of Receivables; and

     (vii) was originated in the United States.

(b) Individual Characteristics. Each Receivable has the following individual characteristics as of the Cut-Off Date:

     (i) each Receivable is secured by a new or used automobile or light-duty truck;

     (ii) each Receivable has a Contract Rate of no less than [_________]% and not more than [_________]%;

     (iii) each Receivable had an original term to maturity of not more than [_________] months and not less than [_________] months and each Receivable has a remaining term to maturity, as of the Cut-Off Date, of [_________] months or more;

                                            Schedule I to the Purchase Agreement


                                  Schedule I-1

     (iv) each Receivable had an original Outstanding Principal Balance less than or equal to $[_________];

     (v) each Receivable has an Outstanding Principal Balance as of the Cut-Off Date of greater than or equal to $[_________];

     (vi) no Receivable has a scheduled maturity date later than [_________];

     (vii) no Receivable was more than 30 days past due as of the Cut-Off Date;

     (viii) as of the Cut-off Date, no Receivable was noted in the records of VCI or the Servicer as being the subject of any pending bankruptcy or insolvency proceeding;

     (ix) no Receivable is subject to a force-placed Insurance Policy on the related Financed Vehicle;

     (x)  each Receivable is a Simple Interest Receivable;

     (xi) each of the Receivables were selected using selection procedures that were not known or intended by VCI or the Servicer to be adverse to the Purchaser; and

     (xii) the Dealer of the Financed Vehicle has no participation in, or other right to receive, any proceeds of such Receivable.

(c) Schedule of Receivables. The information with respect to a Receivable transferred on the Closing Date set forth in the Schedule of Receivables was true and correct in all material respects as of the Cut-Off Date.

(d) Compliance with Law. The Receivable complied at the time it was originated or made, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, to the extent applicable, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, the Servicemembers Civil Relief Act of 2003, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to that Receivable.

(e) Binding Obligation. The Receivable constitutes the legal, valid and binding payment obligation in writing of the Obligor, enforceable in all respects by the holder thereof in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights generally.

(f) Receivable in Force. The Receivable has not been satisfied, subordinated or rescinded nor has the related Financed Vehicle been released from the lien granted by the Receivable in whole or in part.


                                  Schedule I-2

(g) No Waiver. As of the Cut-Off Date, no provision of a Receivable has been waived.

(h) No Default. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, the records of the Servicer did not disclose that any default, breach, violation or event permitting acceleration under the terms of the Receivable existed as of the Cut-Off Date or that any continuing condition that with notice or lapse of time, or both, would constitute a default, breach, violation or event permitting acceleration under the terms of the Receivable had arisen as of the Cut-Off Date.

(i) Insurance. The Receivable requires the Obligor thereunder to insure the Financed Vehicle under a physical damage insurance policy.

(j) No Government Obligor. The Obligor on the Receivable is not the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

(k) Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment, conveyance or pledge of such Receivable would be unlawful, void, or voidable. VCI has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of the related Receivable.

(l) Good Title. It is the intention of VCI that the sale, transfer, assignment and conveyance herein contemplated constitute an absolute sale, transfer, assignment and conveyance of the Receivables and that the Receivables not be part of VCI's estate in the event of the filing of a bankruptcy petition by or against the Purchaser under any bankruptcy law. No Receivable has been sold, transferred, assigned, conveyed or pledged to any Person other than pursuant to the Transaction Documents. As of the Closing Date, and immediately prior to the sale and transfer herein contemplated, VCI had good and marketable title to Receivable free and clear of all Liens, and, immediately upon the sale and transfer thereof, the Purchaser will have good and marketable title to each Receivable, free and clear of all Liens (other than Permitted Liens).

(m) Filings. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Issuer a first priority, validly perfected ownership interest in the Receivables (other than the Related Security with respect thereto), and to give the Indenture Trustee a first priority perfected security interest therein, will be made within ten days of the Closing Date.

(n) Priority. The Receivable is not pledged, assigned, sold, subject to a security interest, or otherwise conveyed other than pursuant to the Transaction Documents. VCI has not authorized the filing of and is not aware of any financing statements against VCI or the Purchaser that include a description of collateral covering the Receivables other than any financing statement relating to security interests granted under the Transaction Documents or that have been terminated. The Purchase Agreement creates a valid and


                                  Schedule I-3
     continuing security interest in the Receivable (other than the Related Security with respect thereto) in favor of the Purchaser which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from the Purchaser.

(o) Characterization of Receivables. Each Receivable constitutes either "tangible chattel paper", an "account", a "promissory note" or a "payment intangible", each as defined in the UCC.

(p) One Original. There is only one original executed copy of each Receivable in existence. The Servicer (or its agent) has possession of such original. If such original has been marked, then such original does not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than to a party to the Transaction Documents.

(q) No Defenses. VCI has no knowledge either of any facts which would give rise to any right of rescission, set-off, counterclaim or defense, or of the same being asserted or threatened, with respect to any Receivable.

(r) No Repossession. As of the Cut-Off Date, no Financed Vehicle shall have been repossessed.


                                  Schedule I-4

                                                                     SCHEDULE II

              PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

     In addition to the representations, warranties and covenants contained in the Agreement, VCI hereby represents, warrants, and covenants to the Purchaser as follows on the Closing Date:

                                     GENERAL

     1. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Purchased Assets in favor of the Purchaser, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from VCI.

     2. The Receivables constitute "tangible chattel paper," "accounts," "instruments" or "general intangibles," within the meaning of the UCC.

     3. Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the applicable Originator, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the applicable Originator, as secured party.

                                    CREATION

     4. Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by VCI to the Purchaser, VCI owned and had good and marketable title to such Receivable free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Purchaser, the Purchaser will have good and marketable title to such Receivable free and clear of any Lien.

     5. The related Originator has received all consents and approvals to the sale of the Receivables hereunder to the Purchaser required by the terms of the Receivables that constitute instruments.

                                   PERFECTION

     6. VCI has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from VCI to the Purchaser, and the security interest in the Receivables granted to the Purchaser hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser".

                                           Schedule II to the Purchase Agreement


                                 Schedule II-1

     7. With respect to Receivables that constitute an instrument or tangible chattel paper, either:

     a. All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

     b. Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

     c. The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee.

                                    PRIORITY

     8. VCI has not authorized the filing of, or is aware of, any financing statements against VCI that include a description of collateral covering the Receivables other than any financing statement (i) relating to the security interest granted to the Purchaser hereunder or (ii) that has been terminated.

     9. VCI is not aware of any material judgment, ERISA or tax lien filings against VCI.

     10. None of the instruments or tangible chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser, the Issuer or the Indenture Trustee.

                     SURVIVAL OF PERFECTION REPRESENTATIONS

     11. Notwithstanding any other provision of the Purchase Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule II shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

                                    NO WAIVER

     12. The parties to the Purchase Agreement shall provide the Rating Agencies with prompt written notice of any breach of the perfection representations, warranties and covenants contained in this Schedule I, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.


                                 Schedule II-2